As filed with the Securities and Exchange Commission on February 1, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN TELECOM SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	5065	77-0602480
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2466 Peck Road

City of Industry, California 90601

(562) 908-1287

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Bruce Hahn

Chief Executive Officer

American Telecom Services, Inc.

2466 Peck Road

City of Industry, California 90601

(562) 908-1287

(Name, Address and Telephone Number of Agent for Service)

Copies to:

Ira I. Roxland, Esq. Sonnenschein Nath & Rosenthal LLP 1221 Avenue of the Americas New York, New York 10020 (212) 768-6700 Fax: (212) 768-6800	David Alan Miller, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174-1901 (212) 818-8800 Fax: (212) 818-8881

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-129361

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Aggregate Price Per Security(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share, to be sold by issuer in the offering(3)	632,500	$5.05	$3,194,125.00	$341.77
Warrants to be sold by issuer in the offering(4)	632,500	$0.05	$31,625.00	$3.38
Representative’s purchase option	1	—	$100.00	(5)
Common stock issuable upon exercise of the representative’s purchase option	55,000	$6.3125	$347,187.50	$37.15
Warrants issuable upon exercise of the representative’s purchase option	55,000	$0.0625	$3,437.50	$0.37
Common stock issuable upon exercise of the warrants sold by issuer in the offering (including the warrants underlying the representative’s purchase option)	687,500	$5.05	$3,471,875.00	$371.49
Total			$7,048,350.00	$754.16

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).
(3)	Includes 82,500 shares of common stock issuable upon exercise of the underwriters’ over-allotment option.
(4)	Includes 82,500 warrants issuable upon exercise of the underwriters’ over-allotment option.
(5)	No fee pursuant to Rule 457(g).

The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with respect to the registration of 632,500 additional shares of common stock, par value $0.001 per share, and 632,500 additional redeemable warrants of American Telecom Services, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, including 82,500 shares of common stock and 82,500 redeemable warrants that may be purchased by the underwriters to cover over-allotments, if any. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129361) (the “Prior Registration Statement”), initially filed by the Registrant on November 1, 2005 and declared effective by the Securities and Exchange Commission on February 1, 2006. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1, as amended (File No. 333-129361), including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

All exhibits filed with the Prior Registration Statement are incorporated by reference into, and shall be deemed to be a part of, this registration statement. In addition, the following exhibits are filed herewith:

Exhibit Number	Description of Exhibit
5.1	Opinion of Sonnenschein Nath & Rosenthal LLP, including consent

23.1	Consent of BDO Seidman, LLP

23.2	Consent of Sonnenschein Nath & Rosenthal LLP (contained in their opinion included under Exhibit 5.1)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Industry, State of California, on the 1st day of February 2006.

AMERICAN TELECOM SERVICES INC.

By:	/s/ BRUCE HAHN
Bruce Hahn Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ LAWRENCE BURSTEIN Lawrence Burstein	Chairman	February 1, 2006

/s/ BRUCE HAHN Bruce Hahn	Chief Executive Officer and Director (Principal Executive Officer)	February 1, 2006

/s/ BRUCE LAYMAN Bruce Layman	Chief Financial Officer (Principal Financial and Accounting Officer)	February 1, 2006

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